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                                                                     Exhibit 15



                   Letter Re: Unaudited Financial Information

Board of Directors and Shareholders
TRW Inc.

We are aware of the incorporation by reference in the following registration statements and in the related prospectuses of our reports dated April 19, 2000 and July 26, 2000 relating to the unaudited consolidated interim financial statements of TRW Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000:

                         Form S-3       333-89133
                         Form S-3       333-48443
                         Form S-8       333-36052
                         Form S-8       333-27003
                         Form S-8       333-27001
                         Form S-8       333-20351
                         Form S-8       333-06633
                         Form S-8       333-03973
                         Form S-8       33-53503
                         Form S-8       33-29751
                         Form S-8       2-90748
                         Form S-8       2-64035



/s/ Ernst & Young LLP

August 14, 2000
Cleveland, Ohio